Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Equity Incentive Plan and 2004 Non-Employee Directors’ Stock Option Plan of Anadys Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated February 9, 2005, with respect to the consolidated financial statements of Anadys Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Diego, California
November 9, 2005